Exhibit 5(c)

[Progress Energy Florida, Inc. Letterhead]
February 29, 2012

Florida Power Corporation

d/b/a Progress Energy Florida, Inc.

299 First Avenue North

St. Petersburg, Florida 33701

Re: Florida Power Corporation / Registration Statement on Form S-3

Ladies and Gentlemen:

I am General Counsel to Florida Power Corporation d/b/a Progress Energy Florida, Inc., a Florida corporation (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the registration by the Company of an indeterminate amount of its (i) first mortgage bonds (the “First Mortgage Bonds”), (ii) unsecured debt securities (the “Debt Securities”) and (iii) preferred stock (the “Preferred Stock”), each on terms to be determined at the time of sale (the foregoing securities, collectively, the “Securities”), as set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Securities are to be issued in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein relating to the Securities (the “Prospectus”), and any amendments or supplements thereto. This opinion is furnished to you pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act.

I or attorneys working under my supervision have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed necessary to render the opinions contained herein. The documents reviewed included, among others:

i.	the Registration Statement and the Prospectus;

ii.	the Indenture, dated as of January 1, 1944, as supplemented through the date hereof, between the Company and The Bank of New York Mellon (successor to Guaranty Trust Company of New York and The Florida National Bank of Jacksonville), as trustee (the “First Mortgage Bond Indenture”);

Florida Power Corporation

February 29, 2012

iii.	the Indenture (for Debt Securities), dated as of December 7, 2005, between the Company and The Bank of New York Mellon Trust Company, National Association (successor to J.P. Morgan Trust Company, National Association), as trustee, (the “Initial Debt Securities Indenture”), and the Indenture (for [Subordinated] Debt Securities), filed as Exhibit 4(c)(6) to the Registration Statement, between the Company and a trustee to be selected by the Company in the future (together with the Initial Debt Securities Indenture, collectively, the “Debt Securities Indentures”);

iv.	a copy of the Articles of Incorporation of the Company, certified as of the date hereof by an officer of the Company; and

v.	a copy of the Bylaws of the Company, certified as of the date hereof by an officer of the Company.

In connection with my opinions expressed below, I have assumed the authenticity of all records, documents, and instruments submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to me as copies. Where I have considered it appropriate, with respect to certain facts I have relied, without investigation or analysis of any underlying data contained therein, upon (i) certificates or other comparable documents of public officials and (ii) certificates of officers or other representatives of the Company. In addition, I have also examined originals or copies, certified to my satisfaction, of documents and agreements listed in certificates signed by officers of the Company dated as of the date hereof.

I have further assumed (i) that the First Mortgage Bonds are governed exclusively by the internal, substantive laws and judicial interpretations of the State of Florida, (ii) that the Debt Securities are governed exclusively by the internal, substantive laws and judicial interpretations of the State of New York, and (iii) that the First Mortgage Bond Indenture, the Debt Securities Indentures, and any applicable supplemental indenture thereto have been duly authorized, executed and delivered by the Company and the other parties thereto.

To the extent that obligations of the Company may be dependent upon such matters, I have relied solely upon a certificate regarding the Company from the Florida Secretary of State, dated as of February 13, 2012, as to the conclusion that the Company is a corporation and is in good standing. In addition, in rendering the opinions set forth herein, I have relied upon the opinion of Dewey & LeBoeuf LLP, a copy of which is attached as Annex I hereto, including the qualifications, assumptions, and limitations contained therein, with respect to matters of New York law. Except to the extent of such reliance, the opinions set forth herein are limited to matters governed by Florida law. I express no opinion as to the laws of any other jurisdiction. This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinion letters of this kind.

Florida Power Corporation

February 29, 2012

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is my opinion that:

1. Assuming (a) that the Registration Statement has become effective under the Securities Act, (b) that the financial and other terms of any class or series of the First Mortgage Bonds have been established, and the issuance and sale of such First Mortgage Bonds have been duly authorized, by the Board of Directors of the Company (the “Board”) or by a first mortgage bond indenture committee of the Company to which such authority has been properly delegated by the Board (the “First Mortgage Bond Committee”), (c) that a Prospectus supplement describing such First Mortgage Bonds offered thereby and complying with all applicable laws has been filed with the Commission, (d) that such First Mortgage Bonds have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus, such Prospectus supplement, any other applicable amendment or supplement thereto, and the applicable definitive underwriting agreement duly authorized by the Board or the First Mortgage Bond Committee and duly executed and delivered by the parties thereto, (e) that such First Mortgage Bonds have been duly executed, delivered and authenticated in accordance with the First Mortgage Bond Indenture, and (f) that at the time of issuance there is an effective order of the Florida Public Service Commission authorizing the issuance and sale of such First Mortgage Bonds, the First Mortgage Bonds will be the valid and binding obligations of the Company.

2. Assuming (a) that the Registration Statement has become effective under the Securities Act, (b) that the financial and other terms of any class or series of the Debt Securities have been established, and the issuance and sale of such Debt Securities have been duly authorized, by the Board or by a securities pricing committee of the Company to which such authority has been properly delegated by the Board (the “Pricing Committee”), (c) that a Prospectus supplement describing such Debt Securities offered thereby and complying with all applicable laws has been filed with the Commission, (d) that such Debt Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus, such Prospectus supplement, any other applicable amendment or supplement thereto, and the applicable definitive underwriting agreement duly authorized by the Board or the Pricing Committee and duly executed and delivered by the parties thereto, (e) that such Debt Securities have been duly executed, delivered and authenticated in accordance with the applicable Debt Securities Indentures, and (f) that at the time of issuance there is an effective order of the Florida Public Service Commission authorizing the issuance and sale of such Debt Securities, the Debt Securities will be the valid and binding obligations of the Company.

3. Assuming (a) that the Registration Statement has become effective under the Securities Act, (b) that the Board has taken all necessary corporate action to establish the preferences, limitations, and relative rights of, and approve the issuance and sale of, shares of Preferred Stock, (c) that a Prospectus supplement describing such shares of Preferred Stock offered thereby and complying with all applicable laws has been filed with the Commission, (d) that Articles of Amendment setting forth all preferences, limitations, and relative rights relating to such shares of Preferred Stock have been duly filed with the North Carolina Secretary of State, (e) that such shares of Preferred Stock have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus, such Prospectus supplement, any other applicable amendment or supplement thereto, and the applicable definitive underwriting agreement duly authorized by the Board and duly executed and delivered by the

Florida Power Corporation

February 29, 2012

parties thereto, and (f) that at the time of issuance there is an effective order of the Florida Public Service Commission authorizing the issuance and sale of such shares of Preferred Stock, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

The opinions expressed above are subject to the following assumptions, qualifications and limitations:

(A) My opinions in paragraphs 1 and 2 above are subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally.

(B) My opinions in paragraphs 1 and 2 above are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance.

*        *        *         *        *

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to me in the Registration Statement and any amendments thereto. Such consent shall not be deemed to be an admission that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the regulations promulgated pursuant thereto.

My opinions herein are expressed as of the date hereof, and I undertake no obligation to advise you of changes in applicable law or any other matters that may come to my attention after the date hereof that may affect my opinions expressed herein.

Very truly yours,

/s/ R. Alexander Glenn

Annex I

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092

T +1 212 259-8000 F +1 212 259-6333

                                                             February 29, 2012

Florida Power Corporation

d/b/a Progress Energy Florida, Inc.

299 First Avenue North

St. Petersburg, Florida 33701

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of the above-referenced Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) on or about February 29, 2012 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) first mortgage bonds to be issued by Florida Power Corporation d/b/a Progress Energy Florida, Inc., a Florida corporation (“PEF”), (2) unsecured debt securities (the “Debt Securities”) to be issued by PEF and (3) preferred stock to be issued by PEF, each on terms to be determined at the time of sale. The Debt Securities will be issued pursuant to the Indenture dated as of December 7, 2005 between PEF and The Bank of New York Mellon Trust Company, National Association (successor to J.P. Morgan Trust Company, National Association), as trustee (the “Initial Debt Securities Indenture”), or the Indenture (for [Subordinated] Debt Securities) filed as Exhibit 4(c)(6) to the Registration Statement between PEF and a trustee to be named therein (the “Shelf Indenture”). The Shelf Indenture together with the Initial Debt Securities Indenture are collectively referred to herein as the “Indentures.”

In rendering the opinions set forth below, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us and the authenticity of the originals of documents submitted to us as copies.

We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of PEF or a duly authorized committee thereof, when the Debt Securities have been issued and sold and when the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Security have been authorized, executed and delivered by the proper officers of PEF and the trustees named therein and when the Debt Securities have been executed, authenticated and delivered in accordance with the terms of the Initial Debt Securities Indenture or the Shelf Indenture, as the case may be, against payment therefor in accordance with the terms of the Debt Securities, the Debt Securities will be valid, binding and legal obligations of PEF (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

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Florida Power Corporation

February 29, 2012

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security, (iii) each of the Indentures will be the valid and legally binding obligation of the trustees named therein, (iv) all of the parties to the Debt Securities and the Indentures are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform their respective obligations under the Debt Securities and Indentures and (v) the validity, legality, and enforceability of the Debt Securities are governed exclusively by the internal substantive laws and judicial interpretations of the State of New York. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by PEF with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon PEF, or any restriction imposed by any court or governmental body having jurisdiction over PEF.

We do not express any opinion concerning any law other than the laws of the State of New York.

This opinion is furnished for your benefit in connection with your rendering an opinion to PEF to be filed as Exhibit 5(c) to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Dewey & LeBoeuf LLP